Exhibit 99.1

GREENMAN

TECHNOLOGIES

www.greenman.biz

News Release
FOR IMMEDIATE RELEASE

Contacts:	Chuck Coppa, CFO or Lyle Jensen, CEO
GreenMan Technologies, 781-224-2411

Investor Relations Contacts: John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS), 203-972-9200

GreenMan Technologies Announces Completion of an $8.2 Million Private Placement and the Appointment of Three New Directors

- CompanyTo Host Conference Call on Tuesday May 1 at 11:30 A.M. ET -

Lynnfield, MA – April 30, 2012 - GreenMan Technologies, Inc. (OTCQB:GMTI) announced today the completion of a private placement for $8.2 million of 10 percent Convertible Preferred Stock to several institutional investors which was led by Spring Mountain Capital and Next View Capital, private investment management firms based in New York City and Chicago respectively.

The preferred stock has a 10 percent annual dividend, payable quarterly at the Company’s option in cash or in common stock, and is convertible to common stock at a conversion price of $0.40 per share. The investors also received five-year warrants to purchase a number of shares of common stock equal to the number of conversion shares, exercisable at $0.50 per share. Both the preferred stock and the warrants are subject to adjustment for certain dilutive issuances and upon other customary terms, and may be converted or exercised, at any time. The investors have the right, exercisable at any time before March 31, 2013, to purchase up to an additional $2.7 million of preferred stock and warrants under the same terms. The Company is required to file a registration statement with the Securities and Exchange Commission on or before May 27, 2012, to register for the resale of the shares of common stock issuable upon the conversion of the preferred stock and the exercise of the warrants.

“We believe that GreenMan provides the best dual-fuel conversion technology available in the market. The Company’s non-invasive solution allows its customers to take advantage of the lower cost of natural gas, while maintaining the performance benefits of diesel gas when needed,” said Jamie Weston, a Managing Director in the private equity group of Spring Mountain Capital. “We are very pleased to be co-leading this growth capital investment, which will enable GreenMan to take advantage of robust market demand within both the vehicular and stationary markets.”

“Next View Capital is pleased to be a co-lead investor in GreenMan. The management team, the new investor base and the Board of Directors are all value add, and help to lay the foundation for the Company to be transformative in the areas of energy efficiency, both in the transportation and energy drilling industries,” said Stewart Flink, Managing Director of Next View.

In conjunction with the close of the financing, Iowa State Bank extended the maturity of GreenMan’s credit facility to April 25, 2013 and increased its borrowing limits to $2.25 million. In addition, approximately $3 million of long term convertible debenture holders converted into common shares in conjunction with this financing.

The preferred stock investors have the right, voting separately, to elect three members of the Board and the holders of the common stock have the right, voting separately, to elect four members. After March 31, 2013, the holders of the common stock will have the right, voting separately, to elect three members of the Board, for a total Board of six Directors. At the closing of the financing, Dr. Allen Kahn and Thomas Galvin resigned as Directors, and the following three members were appointed to the Board:

Neil Braverman is the founder of Associated Private Equity. He previously founded and was co-Chairman of Safeskin Corporation, the leading manufacturer of latex/synthetic gloves to the healthcare and electronic markets, which was sold to Kimberly Clark Corporation in 1999. Prior to Safeskin Corporation, Mr. Braverman founded Paramount Oil Corporation, a manufacturer of motor and industrial oils. During his career, Mr. Braverman founded and managed numerous real estate investments and manufacturing firms. He began his entrepreneur career founding and building the largest wig company in the U.S., which sold to U.S. Industries. He received a B.S. degree from Georgia Institute of Technology.

Avi Faliks, Ph.D. is a Managing Director of Spring Mountain Capital. He previously was a private investor, acquiring distressed consumer companies that were restructured, rebuilt, and sold to strategic investors. Prior to his private equity investment activities, Dr. Faliks was the co-founder and Managing Director of Apex Capital Management, a hedge fund based in New York and Hong Kong specializing in Greater China investments. He was previously CEO of AccuImage Diagnostic Corp. Dr. Faliks began his investment career at Bear Stearns’ Strategic Structures and Transactions Group. He received a Ph.D. in Chemical Physics from Princeton University and graduated with a B.A. with honors in Applied Mathematics from Harvard College.

Jamie Weston is a Managing Director of Spring Mountain Capital. He was previously a Partner at The Wicks Group of Companies, a private equity firm with close to $1 billion under management, focused on selected segments of the information, education, and media industries. During his 15 years at Wicks, Mr. Weston was an integral part of its investment and management activities and served on the board of directors of many of its portfolio companies. While at Wicks, he directly structured and negotiated more than 20 acquisitions and divestitures and worked on more than 40 additional closed transactions. Prior to Wicks, Mr. Weston worked at IBJ Whitehall Bank & Trust Company and National Westminster Bancorp, where he completed leveraged financings. He received an M.B.A. from Fordham University and a B.A. in Economics from Drew University.

Maury Needham, GreenMan’s Chairman stated, “We are proud of the caliber of investors as well as new Board members we have attracted with this financing, endorsing both our Company and its strategy. Our three new Board members add considerable and varied business acumen and we look forward to their contribution. Furthermore, we are thankful to our debenture holders who converted to common stock in conjunction with this deal, thereby further strengthening our balance sheet.”

Lyle Jensen, GreenMan's President and CEO stated, “This transaction puts GreenMan in a unique position to drive considerable growth given the increasing adoption of natural gas as an energy source and the attractive economic return of our patented dual-fuel solution. With an enhanced capital structure and bolstered Board of Directors, we now look forward to turning our attention to execution and fulfilling the growing demand for our product.”

Ardour Capital Investments, a leading research and investment banking firm exclusively focused on energy technology, alternative energy and power, and clean and renewable technologies, acted as the Company’s placement agent in connection with the financing. The Company will use the net proceeds of approximately $7.5 million after fees and expenses from the financing for working capital purposes and to advance its dual-fuel technologies business.

Further details of the financing will be set forth in a current report on Form 8-K, which the Company will file with the Securities and Exchange Commission by Wednesday, May 2, 2012.

Conference Call

Please join us Tuesday, May 1, 2012 at 11:30 AM ET for a conference call in which we will discuss this financing. To participate, please call 1-888-806-6208 and ask for the GreenMan call using pass code 1809544. A replay of the conference call can be accessed until 11:50 PM on May 31, 2012 by calling 1-888-203-1112 and entering pass code 1809544.

About GreenMan Technologies

GreenMan’s alternative energy subsidiary, American Power Group, Inc., provides a cost-effective patented Turbocharged Natural Gas™ conversion technology for aftermarket diesel engines and diesel generators. American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and compressed natural gas; (2) diesel fuel and liquefied natural gas; (3) diesel fuel and pipeline or well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces up to 80% of the normal diesel fuel consumption with the average displacement ranging from 40% to 65%. The energized fuel balance is maintained with a proprietary read-only electronic controller system ensuring the engines operate at engine manufacturers’ specified temperatures and pressures. Installation on a wide variety of engine models and end-market applications require no engine modifications unlike the more expensive invasive fuel-injected systems in the market. See additional information at: www.greenman.biz. and www.americanpowergroupinc.com.

Caution Regarding Forward-Looking Statements and Opinions

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the results of litigation, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 30, 2011 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.